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                                  EXHIBIT 23.7

                          CONSENT OF GLEACHER & CO. LLC

         We hereby consent to the use of our opinion letter dated June 7, 2000, to the board of directors of LJL BioSystems, Inc. included in Annex D to the Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger described therein and to the references to such opinion in such Proxy Statement-Prospectus under the captions "Summary--Opinions of Financial Advisors--Opinion of LJL BioSystems' Financial Advisor," "The Merger--Background," "The Merger--Reasons for the Merger--LJL BioSystems' Reasons for the Merger" and "The Merger--Opinion of LJL BioSystems' Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                 GLEACHER & CO. LLC

         June 28, 2000
                                                 By: /s/ DAVID W. MILLS
                                                    -------------------------

                                                 Name: David W. Mills
                                                      -----------------------

                                                 Title: Managing Director
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